Exhibit 99.1

Tenet Reports Results for the Second Quarter Ended June 30, 2015

•	Generated Adjusted EBITDA of $568 million, an increase of 23.5%, and adjusted diluted EPS of $0.75

•	2015 Adjusted EBITDA Outlook raised $175 million to $2.225 to $2.325 billion

•	Hospital segment patient revenue increased 6.9% on a same-hospital basis, with admissions increasing 1.7%, adjusted admissions increasing 2.3%, and revenue per adjusted admission increasing 4.5%

•	Ambulatory segment revenue increased 6.9% on a pro forma same-facility system-wide basis, with cases increasing 6.8% and revenue per case increasing 0.1%

•	Conifer’s EBITDA increased 36% to $60 million

DALLAS – August 3, 2015 – Tenet Healthcare Corporation (NYSE:THC) reported Adjusted EBITDA of $568 million for the second quarter of 2015, an increase of $108 million, or 23.5 percent, compared to $460 million in the second quarter of 2014. The results for the second quarter of 2015 included $16 million of Adjusted EBITDA generated by United Surgical Partners International (USPI) and Aspen Healthcare, which were acquired by Tenet on June 16, 2015.

“This was another strong quarter for Tenet with EBITDA that exceeded our expectations,” said Trevor Fetter, chairman and chief executive officer. “We continued to focus on aggressive implementation of our strategy to improve care delivery and more closely align our business with key trends shaping the healthcare system. In our hospital business, we made progress on multiple strategic partnerships that will help us achieve leadership positions in our markets, as well as plans to divest facilities. We also completed our joint venture with USPI, which makes us the leader in the fast-growing ambulatory surgery sector. We continue to position Tenet as a partner of choice for not-for-profit health systems, and we remain incredibly optimistic about the many opportunities to grow with new and existing partners through our acute care business, USPI and Conifer.”

Discussion of Results (Percentage changes in operating metrics compare Q2’15 to Q2’14 on a same-facility basis unless otherwise noted.)

Tenet generated same-hospital growth in admissions and adjusted admissions of 1.7 percent and 2.3 percent, respectively, compared to the second quarter of 2014. Paying admissions increased 2.1 percent, reflecting growth in the number of newly insured patients. Surgeries performed in our hospital segment increased 1.5 percent and emergency department visits increased 2.4 percent. On a pro forma same-facility system-wide basis, including the results of USPI and Aspen in both the second quarters of 2015 and 2014, surgical and imaging cases in our Ambulatory Care segment grew by 6.8 percent.

The company continues to benefit from declines in uninsured and charity volumes. In the six states in which we operate that expanded their Medicaid programs, same-hospital uninsured plus charity admissions declined by 639 admissions, or 31.5 percent, and Medicaid admissions increased by 767 admissions, or 2.6 percent. Uninsured plus charity outpatient visits decreased by 8,729 visits, or 15.8 percent, and Medicaid outpatient visits grew by 32,714 visits, or 9.2 percent. The six states are comprised of five states that expanded Medicaid in 2014 (Arizona, California, Illinois, Massachusetts and Michigan) and one state that expanded Medicaid in 2015 (Pennsylvania).

Including non-expansion states, same-hospital uninsured plus charity admissions decreased by 539 admissions, or 4.9 percent, and Medicaid admissions increased by 1,082 admissions, or 2.0 percent. There was a decline in same-hospital charity and uninsured outpatient visits of 10,225 visits, or 6.2 percent, and an increase in Medicaid outpatient visits of 38,872 visits, or 7.3 percent.

Tenet’s same-hospital exchange volumes were 5,301 admissions and 46,882 outpatient visits in the second quarter. Compared to the first quarter of 2015, the company drove increases in exchange admissions and exchange outpatient visits of 19.6 percent and 35.4 percent, respectively.

Net operating revenues, after the provision for doubtful accounts, grew by $454 million, or 11.2 percent, to $4.492 billion compared to net operating revenues of $4.038 billion in the second quarter of 2014. The majority of the company’s revenue growth was driven by a 2.3 percent increase in same-hospital adjusted patient admissions, a 4.5 percent increase in same-hospital net patient revenue per adjusted patient admission, and a $28 million increase in revenue at Conifer from non-Tenet customers, representing a growth rate of 19.0 percent. A portion of the company’s 4.5 percent growth in same-hospital net patient revenue per adjusted admission was due to the company recognizing $45 million of revenues in the second quarter of 2015 related to the California provider fee program compared to no revenues in the second quarter of 2014 since the current program was not approved until December 2014. The year-over-year revenue growth also benefitted from acquisitions, joint ventures and newly constructed facilities.

Total hospital selected operating expenses, defined as the sum of salaries, wages and benefits, supplies and other operating expenses, increased 2.1 percent per adjusted admission in the quarter.

Tenet recorded $33 million in electronic health records incentives in the second quarter of 2015, a $25 million decrease compared to $58 million in the second quarter of 2014. Electronic health record incentive payments are recorded based on the timing of when the company’s hospitals achieve meaningful use criteria.

The company’s bad debt expense ratio was 7.3 percent of revenues before bad debt in both the second quarter of 2015 and 2014. Including $199 million and $240 million of charity care write-offs in the second quarters of 2015 and 2014, respectively, Tenet’s uncompensated care expense was $551 million and $560 million, respectively, in these periods. As a percentage of adjusted revenue, uncompensated care expense represented 10.9 percent of adjusted revenue in the second quarter of 2015, down from 12.2 percent in the second quarter of 2014.

Conifer generated $60 million of Adjusted EBITDA in the quarter ended June 30, 2015, representing a 36.4 percent increase compared to $44 million in the second quarter of 2014. Including revenue from Tenet, Conifer’s revenue increased by $55 million, or 19.3 percent, to $340 million in the second quarter of 2015 compared to revenues of $285 million in the second quarter of 2014.

Tenet generated adjusted net income from continuing operations of $76 million, or $0.75 per diluted share, in the second quarter of 2015. This excludes $136 million, or $1.35 per share, in after-tax impairment charges, restructuring charges, acquisition-related costs, and litigation and investigation costs. The company generated adjusted net income from continuing operations of $17 million, or $0.17 per diluted share, in the second quarter of 2014, excluding the comparable items that totaled $27 million after-tax, or $0.28 per share.

Including the results of both continuing and discontinued operations, Tenet reported a net loss attributable to common shareholders of $61 million after-tax, or $0.61 per share in the second quarter of 2015, compared to a net loss of $26 million after-tax, or $0.27 per share, in the second quarter of 2014.

Cash and cash equivalents were $299 million at June 30, 2015 compared to $193 million at December 31, 2014. Tenet’s outstanding borrowings on its credit line were $100 million as of June 30, 2015. Accounts receivable days outstanding were 50.7 at June 30, 2015 compared to 49.5 days at December 31, 2014. On a pro forma basis, including the revenue from USPI and Aspen for the entire second quarter, accounts receivable days outstanding would have been 48.8 at June 30, 2015. Adjusted net cash provided by operating activities in the quarter ended June 30, 2015 was $467 million; after subtracting $175 million of capital expenditures, adjusted free cash flow was $292 million.

Revised Outlook for 2015

During 2015, Tenet expects to generate net operating revenues of $18.1 billion to $18.5 billion, Adjusted EBITDA of $2.225 billion to $2.325 billion, Adjusted free cash flow of $225 million to $425 million, and Adjusted earnings per share of $1.32 to $2.21. This includes approximately $65 million of electronic health record incentives.

In the third quarter of 2015, Tenet expects to generate net operating revenues of $4.65 billion to $4.85 billion, Adjusted EBITDA of $550 million to $600 million and Adjusted earnings per share of $0.05 to $0.49. This includes approximately $8 million of electronic health record incentives.

These Outlook amounts include the estimated impact of acquisitions, divestitures and joint ventures using either the actual completion date of transactions that have already occurred or estimated completion dates later this year. Each transaction that has not yet been completed is subject to normal closing conditions and regulatory review, and in the case of the potential hospital sales in Georgia and North Carolina, the negotiation of acceptable terms and the execution of definitive agreements. The Outlook for both calendar year 2015 and the third quarter of 2015 include the following transactions that were completed or are assumed to be completed by the end of 2015:

•	Tenet’s joint venture with USPI, which was completed on June 16, 2015. Tenet is the majority owner and is now consolidating the results of USPI.

•	Tenet’s acquisition of Aspen Healthcare, which was completed on June 16, 2015. Tenet owns 100% of Aspen and is now consolidating its financial results.

•	Tenet’s announced joint venture with Baylor Scott & White Health in Dallas. Tenet will be a minority owner in the partnership and will de-consolidate the results of its four hospitals in Dallas. If completed, Tenet will account for its ownership in these hospitals under the equity method of accounting.

•	Tenet’s announced joint venture with Baptist Health System in Birmingham, Alabama. If completed, Tenet will be the majority owner and will consolidate the financial results of this partnership.

•	Tenet’s announced joint venture with Dignity Health and Ascension to own and operate the Carondelet Health Network in Tucson, Arizona. If completed, Tenet will be the majority owner and will consolidate the financial results of this partnership.

•	Tenet’s acquisition via a long-term lease of Hi-Desert Medical Center in Joshua Tree, California, which was completed on July 15, 2015. Tenet will be consolidating the financial results of Hi-Desert.

•	Tenet’s announced sale of Saint Louis University Hospital in St. Louis, Missouri; and,

•	The potential sales of Tenet’s hospitals in Georgia and North Carolina.

Tenet expects to generate net cash proceeds of approximately $1 billion from the transactions listed above, excluding the cash payments for USPI and Aspen. Tenet’s estimate of approximately $1 billion of net cash proceeds includes the anticipated working capital proceeds and the buyers’ assumption of Tenet’s capital lease obligations at certain hospitals. The company anticipates using these net proceeds for general corporate purposes, including the potential to repay portions of Tenet’s existing debt.

Management’s Webcast Discussion of Second Quarter Results

Tenet management will discuss the Company’s second quarter 2015 results on a webcast scheduled for 10:00 a.m. ET (9:00 a.m. CT) on August 4, 2015. Investors can access the webcast through Tenet’s website at www.tenethealth.com/investors. A set of slides, which will be referred to on the conference call, is available on the Quarterly Results section of the Company’s website.

Additional information regarding Tenet’s quarterly results of operations, including detailed tabular operational data, is contained in its Form 10-Q report for the three months ended June 30, 2015, which will be filed with the Securities and Exchange Commission and posted on the Tenet website before the webcast. This press release includes certain non-GAAP measures, such as Adjusted EBITDA. A reconciliation of Adjusted EBITDA to net income attributable to Tenet common shareholders is included in the financial tables at the end of this release.

Tenet Healthcare Corporation is a diversified healthcare services company with more than 125,000 employees united around a common mission: to help people live happier, healthier lives. Through its subsidiaries, partnerships and joint ventures, including United Surgical Partners International (USPI), the company operates 81 general acute care hospitals, 19 short-stay surgical hospitals and over 400 outpatient centers in the United States, as well as nine facilities in the United Kingdom. Tenet’s Conifer Health Solutions subsidiary provides technology-enabled performance improvement and health management solutions to hospitals, health systems, integrated delivery networks (IDN), physician groups, self-insured organizations and health plans. For more information, please visit www.tenethealth.com

The terms “THC”, “Tenet Healthcare Corporation”, “the company”, “we”, “us” or “our” refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.

###

Corporate Communications Donn Walker 469-893-2640 mediarelations@tenethealth.com	Investor Relations Brendan Strong 469-893-6992 investorrelations@tenethealth.com

This release contains “forward-looking statements” – that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2014 and other filings with the Securities and Exchange Commission. In addition, the Company’s 2015 outlook could be materially affected if any of the acquisitions or divestiture transactions do not close within the anticipated timeframe, the terms of the transactions materially change or the closing conditions for such transactions are not satisfied. The information contained in this release is as of the date hereof. The company assumes no obligation to update forward-looking statements contained in this release as a result of new information or future events or developments.

Tenet uses its company website to provide important information to investors about the company including the posting of important announcements regarding financial performance and corporate developments.

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended June 30,
	2015	%	2014	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$4,844		$4,358		11.2%
Less: Provision for doubtful accounts	352		320		10.0%

Net operating revenues	4,492	100.0%	4,038	100.0%	11.2%
Equity in earnings of unconsolidated affiliates	16	0.4%	4	0.1%	300.0%
Operating expenses:
Salaries, wages and benefits	2,185	48.6%	1,956	48.4%	11.7%
Supplies	707	15.7%	649	16.1%	8.9%
Other operating expenses, net	1,081	24.1%	1,035	25.6%	4.4%
Electronic health record incentives	(33)	(0.7)%	(58)	(1.4)%	(43.1)%
Depreciation and amortization	197	4.4%	209	5.2%
Impairment and restructuring charges, and acquisition-related costs	193	4.3%	32	0.8%
Litigation and investigation costs	14	0.3%	12	0.3%

Operating income	164	3.7%	207	5.1%
Interest expense	(217)		(190)
Investment earnings (losses)	(1)		—

Net income (loss) from continuing operations, before income taxes	(54)		17
Income tax benefit (expense)	27		(8)

Net income (loss) from continuing operations, before discontinued operations	(27)		9
Discontinued operations:
Loss from operations	(2)		(7)
Litigation and investigation costs	—		(18)
Income tax benefit	1		9

Net loss from discontinued operations	(1)		(16)

Net loss	(28)		(7)
Less: Net income attributable to noncontrolling interests	33		19

Net loss attributable to Tenet Healthcare Corporation common shareholders	$(61)		$(26)

Amounts attributable to Tenet Healthcare Corporation common shareholders
Net loss from continuing operations, net of tax	$(60)		$(10)
Net loss from discontinued operations, net of tax	(1)		(16)

Net loss attributable to Tenet Healthcare Corporation common shareholders	$(61)		$(26)

Net loss per share attributable to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(0.60)		$(0.11)
Discontinued operations	(0.01)		(0.16)

	$(0.61)		$(0.27)

Diluted
Continuing operations	$(0.60)		$(0.11)
Discontinued operations	(0.01)		(0.16)

	$(0.61)		$(0.27)

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	99,244		97,677
Diluted*	99,244		97,677

*	Had we generated income from continuing operations in the three months ended June 30, 2015 and 2014, the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 2,673 and 2,123 shares respectively.

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in millions except per share amounts)	Six Months Ended June 30,
	2015	%	2014	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$9,631		$8,663		11.2%
Less: Provision for doubtful accounts	715		700		2.1%

Net operating revenues	8,916	100.0%	7,963	100.0%	12.0%
Equity in earnings of unconsolidated affiliates	20	0.2%	5	0.1%	300.0%
Operating expenses:
Salaries, wages and benefits	4,310	48.3%	3,877	48.7%	11.2%
Supplies	1,394	15.6%	1,277	16.0%	9.2%
Other operating expenses, net	2,174	24.4%	2,034	25.5%	6.9%
Electronic health record incentives	(39)	(0.4)%	(67)	(0.8)%	(41.8)%
Depreciation and amortization	404	4.5%	402	5.0%
Impairment and restructuring charges, and acquisition-related costs	222	2.5%	53	0.7%
Litigation and investigation costs	17	0.2%	15	0.2%

Operating income	454	5.1%	377	4.7%
Interest expense	(416)		(372)
Investment earnings (losses)	(1)		—

Net income from continuing operations, before income taxes	37		5
Income tax benefit (expense)	11		(7)

Net income (loss) from continuing operations, before discontinued operations	48		(2)
Discontinued operations:
Loss from operations	(3)		(15)
Litigation and investigation costs	3		(18)
Income tax benefit	—		12

Net loss from discontinued operations	—		(21)

Net income (loss)	48		(23)
Less: Net income attributable to noncontrolling interests	62		35

Net loss attributable to Tenet Healthcare Corporation common shareholders	$(14)		$(58)

Amounts attributable to Tenet Healthcare Corporation common shareholders
Net loss from continuing operations, net of tax	$(14)		$(37)
Net loss from discontinued operations, net of tax	—		(21)

Net loss attributable to Tenet Healthcare Corporation common shareholders	$(14)		$(58)

Net loss per share attributable to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(0.14)		$(0.38)
Discontinued operations	—		(0.22)

	$(0.14)		$(0.60)

Diluted
Continuing operations	$(0.14)		$(0.38)
Discontinued operations	—		(0.22)

	$(0.14)		$(0.60)

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	98,972		97,419
Diluted*	98,972		97,419

*	Had we generated income from continuing operations in the six months ended June 30, 2015 and 2014, the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 2,423 and 2,053 shares, respectively.

TENET HEALTHCARE CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(Dollars in millions)	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$299	$193
Accounts receivable, less allowance for doubtful accounts	2,505	2,404
Inventories of supplies, at cost	261	276
Income tax receivable	27	2
Current portion of deferred income taxes	637	747
Assets held for sale	1,170	2
Other current assets	1,110	1,093

Total current assets	6,009	4,717
Investments and other assets	1,017	384
Deferred income taxes, net of current portion	89	116
Property and equipment, at cost, less accumulated depreciation and amortization	7,135	7,733
Goodwill	6,602	3,913
Other intangible assets, at cost, less accumulated amortization	1,894	1,278

Total assets	$22,746	$18,141

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$117	$112
Accounts payable	1,149	1,179
Accrued compensation and benefits	770	852
Professional and general liability reserves	204	189
Accrued interest payable	204	194
Liabilities held for sale	244	—
Other current liabilities	1,086	1,051

Total current liabilities	3,774	3,577
Long-term debt, net of current portion	14,637	11,695
Professional and general liability reserves	546	492
Defined benefit plan obligations	627	633
Other long-term liabilities	553	558

Total liabilities	20,137	16,955
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	1,591	401
Equity:
Shareholders’ equity:
Common stock	7	7
Additional paid-in capital	4,774	4,614
Accumulated other comprehensive loss	(177)	(182)
Accumulated deficit	(1,424)	(1,410)
Common stock in treasury, at cost	(2,377)	(2,378)

Total shareholders’ equity	803	651
Noncontrolling interests	215	134

Total equity	1,018	785

Total liabilities and equity	$22,746	$18,141

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	Six Months Ended
(Dollars in millions)	June 30,
	2015	2014
Net income (loss)	$48	$(23)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	404	402
Provision for doubtful accounts	715	700
Deferred income tax benefit	(27)	(7)
Stock-based compensation expense	33	26
Impairment and restructuring charges, and acquisition-related costs	222	53
Litigation and investigation costs	17	15
Amortization of debt discount and debt issuance costs	21	14
Pre-tax loss from discontinued operations	—	33
Other items, net	(25)	(9)
Changes in cash from operating assets and liabilities:
Accounts receivable	(779)	(937)
Inventories and other current assets	36	78
Income taxes	9	(17)
Accounts payable, accrued expenses and other current liabilities	(267)	(32)
Other long-term liabilities	40	47
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(86)	(84)
Net cash used in operating activities from discontinued operations, excluding income taxes	(8)	(12)

Net cash provided by operating activities	353	247
Cash flows from investing activities:
Purchases of property and equipment — continuing operations	(359)	(523)
Purchases of businesses or joint venture interests, net of cash acquired	(636)	(42)
Proceeds from sales of marketable securities, long-term investments and other assets	9	3
Other long-term assets	—	(14)
Other items, net	1	—

Net cash used in investing activities	(985)	(576)
Cash flows from financing activities:
Repayments of borrowings under credit facility	(1,315)	(1,300)
Proceeds from borrowings under credit facility	1,195	895
Repayments of other borrowings	(1,992)	(68)
Proceeds from other borrowings	3,187	1,108
Deferred debt issuance costs	(72)	(19)
Distributions paid to noncontrolling interests	(23)	(20)
Contributions from noncontrolling interests	3	13
Purchase of noncontrolling interests	(254)	—
Proceeds from exercise of stock options	9	11
Other items, net	—	2

Net cash provided by financing activities	738	622

Net increase in cash and cash equivalents	106	293
Cash and cash equivalents at beginning of period	193	113

Cash and cash equivalents at end of period	$299	$406

Supplemental disclosures:
Interest paid, net of capitalized interest	$(385)	$(360)
Income tax refunds (payments), net	$(8)	$(19)

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day,
per admission and per visit amounts)	Three Months Ended June 30,				Six Months Ended June 30,
	2015	2014(2)	Change		2015(2)	2014(2)	Change
Net inpatient revenues	$2,623	$2,393	9.6%		$5,313	$4,834	9.9%
Net outpatient revenues	$1,484	$1,367	8.6%		$2,896	$2,643	9.6%
Number of acute care hospitals (at end of period)	80	79	1	*	80	79	1	*
Licensed beds (at end of period)	20,826	20,553	1.3%		20,826	20,553	1.3%
Average licensed beds	20,826	20,370	2.2%		20,823	20,313	2.5%
Utilization of licensed beds	49.1%	48.9%	0.2	% *	50.6%	49.9%	0.7	% *
Patient days - total	929,840	907,093	2.5%		1,905,752	1,836,257	3.8%
Adjusted patient days	1,589,567	1,540,290	3.2%		3,207,969	3,063,611	4.7%
Net inpatient revenue per patient day	$2,821	$2,638	6.9%		$2,788	$2,633	5.9%
Total admissions	201,908	194,641	3.7%		410,241	388,914	5.5%
Adjusted patient admissions	349,122	333,927	4.6%		698,191	655,841	6.5%
Charity and uninsured admissions	10,535	10,927	(3.6)%		21,485	23,457	(8.4)%
Net inpatient revenue per admission	$12,991	$12,294	5.7%		$12,951	$12,429	4.2%
Average length of stay (days)	4.61	4.66	(1.1)%		4.65	4.72	(1.5)%
Total surgeries	127,523	123,660	3.1%		248,926	241,503	3.1%
Admissions through emergency department	128,570	122,086	5.3%		262,114	244,687	7.1%
Emergency department visits	742,951	702,009	5.8%		1,484,484	1,367,011	8.6%
Total emergency department admissions and visits	871,521	824,095	5.8%		1,746,598	1,611,698	8.4%
Outpatient visits	2,063,037	1,927,597	7.0%		4,057,610	3,747,229	8.3%
Charity and uninsured outpatient visits	159,634	166,725	(4.3)%		316,831	328,850	(3.7)%
Net outpatient revenue per visit	$719	$709	1.4%		$714	$705	1.3%
Net patient revenue per adjusted patient admission	$11,764	$11,260	4.5%		$11,758	$11,401	3.1%
Net patient revenue per adjusted patient day	$2,584	$2,441	5.9%		$2,559	$2,441	4.8%
Net Patient Revenues from:
Medicare	20.7%	22.6%	(1.9	)% *	21.3%	22.6%	(1.3	)% *
Medicaid	8.5%	10.1%	(1.6	)% *	9.0%	9.0%	—	% *
Managed care	60.8%	57.8%	3.0	% *	59.9%	58.0%	1.9	% *
Indemnity, self-pay and other	10.0%	9.5%	0.5	% *	9.8%	10.4%	(0.6	)% *

(1)	Represents the results of Tenet’s Hospital Operations and other segment.
(2)	The results for 2014 and the quarter ended March 31, 2015 have been restated to exclude the results of the surgery and imaging centers that Tenet contributed to the joint venture with United Surgical Partners International. The results for these surgery and imaging centers are now reported in Tenet’s Ambulatory Care segment.
*	This change is the difference between the 2015 and 2014 amounts shown

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day,
per admission and per visit amounts)	Three Months Ended June 30,				Six Months Ended June 30,
	2015	2014(2)	Change		2015(2)	2014(2)	Change
Net inpatient revenues	$2,576	$2,400	7.3%		$5,224	$4,840	7.9%
Net outpatient revenues	$1,438	$1,355	6.1%		$2,815	$2,632	7.0%
Number of acute care hospitals (at end of period)	77	77	—	*	77	77	—	*
Licensed beds (at end of period)	20,419	20,355	0.3%		20,419	20,355	0.3%
Average licensed beds	20,419	20,304	0.6%		20,416	20,280	0.7%
Utilization of licensed beds	49.1%	49.0%	0.1	% *	50.6%	50.0%	0.6	% *
Patient days - total	913,127	905,839	0.8%		1,871,492	1,835,003	2.0%
Adjusted patient days	1,558,637	1,538,038	1.3%		3,145,127	3,061,358	2.7%
Net inpatient revenue per patient day	$2,821	$2,649	6.5%		$2,791	$2,638	5.8%
Total admissions	197,390	194,167	1.7%		401,205	388,440	3.3%
Adjusted patient admissions	340,791	333,073	2.3%		681,626	654,988	4.1%
Charity and uninsured admissions	10,361	10,900	(4.9)%		21,148	23,430	(9.7)%
Net inpatient revenue per admission	$13,050	$12,360	5.6%		$13,021	$12,460	4.5%
Average length of stay (days)	4.63	4.67	(0.9)%		4.66	4.72	(1.3)%
Total surgeries	125,347	123,459	1.5%		244,977	241,302	1.5%
Admissions through emergency department	125,468	121,872	3.0%		255,709	244,473	4.6%
Emergency department visits	715,897	699,423	2.4%		1,429,931	1,364,425	4.8%
Total emergency department admissions and visits	841,365	821,295	2.4%		1,685,640	1,608,898	4.8%
Outpatient visits	2,013,926	1,924,572	4.6%		3,958,900	3,744,204	5.7%
Charity and uninsured outpatient visits	155,701	165,926	(6.2)%		309,115	328,051	(5.8)%
Net outpatient revenue per visit	$714	$704	1.4%		$711	$703	1.1%
Net patient revenue per adjusted patient admission	$11,778	$11,274	4.5%		$11,794	$11,408	3.4%
Net patient revenue per adjusted patient day	$2,575	$2,441	5.5%		$2,556	$2,441	4.7%
Net Patient Revenues from:
Medicare	20.6%	22.6%	(2.0	)% *	21.2%	22.7%	(1.5	)% *
Medicaid	8.5%	10.1%	(1.6	)% *	8.9%	9.0%	(0.1	)% *
Managed care	61.0%	57.9%	3.1	% *	59.8%	57.9%	1.9	% *
Indemnity, self-pay and other	9.9%	9.4%	0.5	% *	10.1%	10.4%	(0.3	)% *

(1)	Represents the results of Tenet’s Hospital Operations and other segment.
(2)	The results for 2014 and the quarter ended March 31, 2015 have been restated to exclude the results of the surgery and imaging centers that Tenet contributed to the joint venture with United Surgical Partners International. The results for these surgery and imaging centers are now reported in Tenet’s Ambulatory Care segment.
*	This change is the difference between the 2015 and 2014 amounts shown

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended		Six Months Ended
	03/31/15	06/30/15	06/30/15
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$4,787	$4,844	$9,631
Less: Provision for doubtful accounts	363	352	715

Net operating revenues	4,424	4,492	8,916
Equity in earnings of unconsolidated affiliates	4	16	20
Operating expenses:
Salaries, wages and benefits	2,125	2,185	4,310
Supplies	687	707	1,394
Other operating expenses, net	1,093	1,081	2,174
Electronic health record incentives	(6)	(33)	(39)
Depreciation and amortization	207	197	404
Impairment and restructuring charges, and acquisition-related costs	29	193	222
Litigation and investigation costs	3	14	17

Operating income	290	164	454
Interest expense	(199)	(217)	(416)
Investment earnings (losses)	—	(1)	(1)

Net income (loss) from continuing operations, before income taxes	91	(54)	37
Income tax benefit (expense)	(16)	27	11

Net income (loss) from continuing operations, before discontinued operations	75	(27)	48
Discontinued operations:
Loss from operations	(1)	(2)	(3)
Litigation and investigation costs	3	—	3
Income tax benefit (expense)	(1)	1	—

Net income (loss) from discontinued operations	1	(1)	—

Net income (loss)	76	(28)	48
Less: Net income attributable to noncontrolling interests	29	33	62

Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$47	$(61)	$(14)

Amounts attributable to Tenet Healthcare Corporation common shareholders
Net income (loss) from continuing operations, net of tax	$46	$(60)	$(14)
Net income (loss) from discontinued operations, net of tax	1	(1)	—

Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$47	$(61)	$(14)

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$0.47	$(0.60)	$(0.14)
Discontinued operations	0.01	(0.01)	—

	$0.48	$(0.61)	$(0.14)

Diluted
Continuing operations	$0.46	$(0.60)	$(0.14)
Discontinued operations	0.01	(0.01)	—

	$0.47	$(0.61)	$(0.14)

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	98,699	99,244	98,972
Diluted	100,872	99,244	98,972

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day,
per admission and per visit amounts)	Three Months Ended		Six Months Ended
	03/31/15(2)	06/30/15	06/30/15
Net inpatient revenues	$2,690	$2,623	$5,313
Net outpatient revenues	$1,412	$1,484	$2,896
Number of acute care hospitals (at end of period)	80	80	80
Licensed beds (at end of period)	20,826	20,826	20,826
Average licensed beds	20,823	20,826	20,823
Utilization of licensed beds	52.1%	49.1%	50.6%
Patient days - total	975,912	929,840	1,905,752
Adjusted patient days	1,618,402	1,589,567	3,207,969
Net inpatient revenue per patient day	$2,755	$2,821	$2,788
Total admissions	208,333	201,908	410,241
Adjusted patient admissions	349,069	349,122	698,191
Charity and uninsured admissions	10,950	10,535	21,485
Net inpatient revenue per admission	$12,907	$12,991	$12,951
Average length of stay (days)	4.68	4.61	4.65
Total surgeries	121,403	127,523	248,926
Admissions through emergency department	133,544	128,570	262,114
Emergency department visits	741,533	742,951	1,484,484
Total emergency department admissions and visits	875,077	871,521	1,746,598
Outpatient visits	1,994,573	2,063,037	4,057,610
Charity and uninsured outpatient visits	157,197	159,634	316,831
Net outpatient revenue per visit	$708	$719	$714
Net patient revenue per adjusted patient admission	$11,748	$11,764	$11,758
Net patient revenue per adjusted patient day	$2,534	$2,584	$2,559
Net Patient Revenues from:
Medicare	21.9%	20.7%	21.3%
Medicaid	9.4%	8.5%	9.0%
Managed care	58.6%	60.8%	59.9%
Indemnity, self-pay and other	10.2%	10.0%	9.8%

(1)	Represents the results of Tenet’s Hospital Operations and other segment.
(2)	The results for the quarter ended March 31, 2015 have been restated to exclude the results of the surgery and imaging centers that Tenet contributed to the joint venture with United Surgical Partners International. The results for these surgery and imaging centers are now reported in Tenet’s Ambulatory Care segment.

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day,
per admission and per visit amounts)	Three Months Ended		Six Months Ended
	03/31/15(2)	06/30/15	06/30/15
Net inpatient revenues	$2,648	$2,576	$5,224
Net outpatient revenues	$1,377	$1,438	$2,815
Number of acute care hospitals (at end of period)	77	77	77
Licensed beds (at end of period)	20,419	20,419	20,419
Average licensed beds	20,416	20,419	20,416
Utilization of licensed beds	52.2%	49.1%	50.6%
Patient days - total	958,365	913,127	1,871,492
Adjusted patient days	1,586,490	1,558,637	3,145,127
Net inpatient revenue per patient day	$2,763	$2,821	$2,791
Total admissions	203,815	197,390	401,205
Adjusted patient admissions	340,835	340,791	681,626
Charity and uninsured admissions	10,787	10,361	21,148
Net inpatient revenue per admission	$12,992	$13,050	$13,021
Average length of stay (days)	4.70	4.63	4.66
Total surgeries	119,630	125,347	244,977
Admissions through emergency department	130,241	125,468	255,709
Emergency department visits	714,034	715,897	1,429,931
Total emergency department admissions and visits	844,275	841,365	1,685,640
Outpatient visits	1,944,974	2,013,926	3,958,900
Charity and uninsured outpatient visits	153,414	155,701	309,115
Net outpatient revenue per visit	$708	$714	$711
Net patient revenue per adjusted patient admission	$11,809	$11,778	$11,794
Net patient revenue per adjusted patient day	$2,537	$2,575	$2,556
Net Patient Revenues from:
Medicare	21.8%	20.6%	21.2%
Medicaid	9.4%	8.5%	8.9%
Managed care	58.7%	61.0%	59.8%
Indemnity, self-pay and other	10.1%	9.9%	10.1%

(1)	Represents the results of Tenet’s Hospital Operations and other segment.
(2)	The results for the quarter ended March 31, 2015 have been restated to exclude the results of the surgery and imaging centers that Tenet contributed to the joint venture with United Surgical Partners International. The results for these surgery and imaging centers are now reported in Tenet’s Ambulatory Care segment.

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day,
per admission and per visit amounts)	Three Months Ended				Year Ended
	03/31/14	06/30/14	9/30/2014	12/31/2014	12/31/2014
Net inpatient revenues	$2,440	$2,400	$2,418	$2,670	$9,928
Net outpatient revenues	$1,277	$1,355	$1,350	$1,406	$5,388
Number of acute care hospitals (at end of period)	77	77	77	77	77
Licensed beds (at end of period)	20,255	20,355	20,355	20,407	20,407
Average licensed beds	20,255	20,304	20,355	20,398	20,328
Utilization of licensed beds	51.0%	49.0%	48.5%	49.1%	49.4%
Patient days - total	929,164	905,839	908,885	921,926	3,665,814
Adjusted patient days	1,523,320	1,538,038	1,538,618	1,549,184	6,149,160
Net inpatient revenue per patient day	$2,626	$2,649	$2,660	$2,896	$2,708
Total admissions	194,273	194,167	196,609	198,219	783,268
Adjusted patient admissions	321,915	333,073	336,848	337,170	1,329,006
Charity and uninsured admissions	12,530	10,900	10,774	11,080	45,284
Net inpatient revenue per admission	$12,560	$12,360	$12,299	$13,470	$12,675
Average length of stay (days)	4.78	4.67	4.62	4.65	4.68
Total surgeries	117,843	123,459	125,179	126,136	492,617
Admissions through emergency department	122,601	121,872	120,933	124,600	490,006
Emergency department visits	665,002	699,423	699,505	711,351	2,775,281
Total emergency department admissions and visits	787,603	821,295	820,438	835,951	3,265,287
Outpatient visits	1,819,632	1,924,572	1,940,024	1,950,782	7,635,010
Charity and uninsured outpatient visits	162,125	165,926	161,808	161,827	651,686
Net outpatient revenue per visit	$702	$704	$696	$721	$706
Net patient revenue per adjusted patient admission	$11,547	$11,274	$11,186	$12,089	$11,524
Net patient revenue per adjusted patient day	$2,440	$2,441	$2,449	$2,631	$2,491
Net Patient Revenues from:
Medicare	22.7%	22.6%	21.5%	21.0%	21.9%
Medicaid	7.8%	10.1%	8.9%	11.2%	9.5%
Managed care	57.8%	57.9%	60.4%	57.7%	58.5%
Indemnity, self-pay and other	11.7%	9.4%	9.2%	10.1%	10.1%

(1)	Represents the results of Tenet’s Hospital Operations and other segment. The results for 2014 have been restated to exclude the results of the surgery and imaging centers that Tenet contributed to the joint venture with United Surgical Partners International. The results for these surgery and imaging centers are now reported in Tenet’s Ambulatory Care segment.

TENET HEALTHCARE CORPORATION

SEGMENT REPORTING

(Unaudited)

			June 30,	December 31,
			2015	2014
Assets
Hospital Operations and other			$16,678	$17,008
Conifer			1,151	929
Ambulatory Care			4,917	204

Total			$22,746	$18,141

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Capital expenditures:
Hospital Operations and other	$166	$235	$341	$506
Conifer	6	5	11	13
Ambulatory Care	3	2	7	4

Total	$175	$242	$359	$523

Net operating revenues:
Hospital Operations and other	$4,175	$3,811	$8,326	$7,523
Conifer
Tenet	165	138	325	278
Other customers	175	147	357	292

Total Conifer revenues	340	285	682	570

Ambulatory Care	142	80	233	148
Intercompany eliminations	(165)	(138)	(325)	(278)

Total	$4,492	$4,038	$8,916	$7,963

Adjusted EBITDA:
Hospital Operations and other	$459	$390	$877	$711
Conifer	60	44	142	92
Ambulatory Care	49	26	78	44

Total	$568	$460	$1,097	$847

Depreciation and amortization:
Hospital Operations and other	$178	$200	$369	$385
Conifer	12	5	24	10
Ambulatory Care	7	4	11	7

Total	$197	$209	$404	$402

Adjusted EBITDA	$568	$460	$1,097	$847
Depreciation and amortization	(197)	(209)	(404)	(402)
Impairments and restructuring charges, and acquisition-related costs	(193)	(32)	(222)	(53)
Litigation and investigation costs	(14)	(12)	(17)	(15)
Interest expense	(217)	(190)	(416)	(372)
Investment Expense	(1)	—	(1)	—

Income (loss) from continuing operations before income taxes	$(54)	$17	$37	$5

TENET HEALTHCARE CORPORATION

STATEMENT OF OPERATIONS – AMBULATORY CARE SEGMENT

INCLUDING PRO FORMA USPI AND ASPEN FOR ALL PERIODS

(Unaudited)

	Three Months Ended June 30,
	2015		2014
	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$327	$534	$290	$469
Less: Provision for doubtful accounts	(5)	(14)	(4)	(11)

Net operating revenues(1)	322	520	286	458
Equity in earnings of unconsolidated affiliates(2)	28	—	28	—
Operating expenses:
Salaries, wages and benefits	104	127	91	110
Supplies	59	133	49	113
Other operating expenses, net	72	112	64	97
Depreciation and amortization	16	20	15	18
Impairment and restructuring charges, and acquisition-related costs	—	3	—	(4)

Operating income	99	125	95	124
Interest expense	(34)	(7)	(30)	(7)

Net income from continuing operations, before income taxes	65	118	65	117
Income tax benefit (expense)	(13)	(1)	(13)	(1)

Net income	52	$117	52	$116

Less: Net income attributable to noncontrolling interests	41		39

Net income attributable to Tenet Healthcare Corporation common shareholders	$11		$13

Equity in earnings of unconsolidated affiliates		$28		$28

(1)	On a pro forma same-facility system-wide basis, net revenue in Tenet’s Ambulatory Care segment increased 6.9% during the three months ended June 30, 2015, with cases increasing 6.8% and revenue per case increasing 0.1%.
(2)	At June 30, 2015, 155 of the 296 facilities in the Company’s newly formed Ambulatory segment were not consolidated based on the nature of the segment’s joint venture relationships with physicians and prominent healthcare systems. Although revenues of the segment’s unconsolidated facilities are not recorded as revenues by the Company, equity in earnings of unconsolidated affiliates is nonetheless a significant portion of the Company’s overall earnings. To help analyze results of operations, management also uses system-wide operating measures such as system-wide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. We control our remaining 141 facilities and account for these investments as consolidated subsidiaries.

TENET HEALTHCARE CORPORATION

STATEMENT OF OPERATIONS – AMBULATORY CARE SEGMENT

INCLUDING PRO FORMA USPI AND ASPEN FOR ALL PERIODS

(Unaudited)

	Six Months Ended June 30,
	2015		2014
	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$627	$1,020	$552	$887
Less: Provision for doubtful accounts	(10)	(26)	(7)	(22)

Net operating revenues(1)	617	994	545	865
Equity in earnings of unconsolidated affiliates(2)	49	—	46	—
Operating expenses:
Salaries, wages and benefits	202	247	178	216
Supplies	110	256	95	217
Other operating expenses, net	145	220	129	189
Depreciation and amortization	29	40	28	37
Impairment and restructuring charges, and acquisition-related costs	—	3	1	(6)

Operating income	180	228	160	212
Interest expense	(68)	(14)	(60)	(14)
Other	—	—	—	1

Net income from continuing operations, before income taxes	112	214	100	199
Income tax expense	(22)	(3)	(19)	(4)

Net Income	90	$211	81	$195

Less: Net income attributable to noncontrolling interests	75		63

Net income attributable to Tenet Healthcare Corporation common shareholders	$15		18

Equity in earnings of unconsolidated affiliates		$49		$46

(1)	On a pro forma same-facility system-wide basis, net revenue in Tenet’s Ambulatory Care segment increased 8.2% during the six months ended June 30, 2015, with cases increasing 7.3% and revenue per case increasing 0.8%.
(2)	At June 30, 2015, 155 of the 296 facilities in the Company’s newly formed Ambulatory segment were not consolidated based on the nature of the segment’s joint venture relationships with physicians and prominent healthcare systems. Although revenues of the segment’s unconsolidated facilities are not recorded as revenues by the Company, equity in earnings of unconsolidated affiliates is nonetheless a significant portion of the Company’s overall earnings. To help analyze results of operations, management also uses system-wide operating measures such as system-wide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. We control our remaining 141 facilities and account for these investments as consolidated subsidiaries.

(1) Reconciliation of Adjusted EBITDA

Adjusted EBITDA, a non-GAAP term, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, net of tax; (2) net loss (income) attributable to noncontrolling interests; (3) preferred stock dividends; (4) income (loss) from discontinued operations, net of tax; (5) income tax benefit (expense); (6) investment earnings (loss); (7) gain (loss) from early extinguishment of debt; (8) net gain (loss) on sales of investments; (9) interest expense; (10) litigation and investigation benefit (costs), net of insurance recoveries; (11) hurricane insurance recoveries, net of costs; (12) impairment and restructuring charges and acquisition-related costs; and (13) depreciation and amortization. The Company’s Adjusted EBITDA may not be comparable to EBITDA reported by other companies.

The Company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its financial statements, some of which are recurring or involve cash payments. The Company uses this information in its analysis of the performance of its business excluding items that it does not consider as relevant in the performance of its hospitals in continuing operations. In addition, from time to time we use this measure to define certain performance targets under our compensation programs. Adjusted EBITDA is not a measure of liquidity, but is a measure of operating performance that management uses in its business as an alternative to net income (loss) attributable to Tenet Healthcare Corporation common shareholders. Because Adjusted EBITDA excludes many items that are included in our financial statements, it does not provide a complete measure of our operating performance. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

The reconciliation of net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP term, to Adjusted EBITDA, is set forth in the first table below for the three and six months ended June 30, 2015 and 2014.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #1 – Reconciliation of Adjusted EBITDA to Net Loss Attributable to

Tenet Healthcare Corporation Common Shares

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(61)	$(26)	$(14)	$(58)
Less: Net loss attributable to noncontrolling interests	(33)	(19)	(62)	(35)
Net loss from discontinued operations, net of tax	(1)	(16)	—	(21)

Income (loss) from continuing operations	(27)	9	48	(2)
Income tax benefit (expense)	27	(8)	11	(7)
Investment expense	(1)	—	(1)	—
Interest expense	(217)	(190)	(416)	(372)

Operating income	164	207	454	377
Litigation and investigation costs	(14)	(12)	(17)	(15)
Impairment and restructuring charges, and acquisition-related costs	(193)	(32)	(222)	(53)
Depreciation and amortization	(197)	(209)	(404)	(402)

Adjusted EBITDA	$568	$460	$1,097	$847

Net operating revenues	$4,492	$4,038	$8,916	$7,963

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	12.6%	11.4%	12.3%	10.6%

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #2 – Reconciliation of Adjusted Free Cash Flow

(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in millions)	June 30,		June 30,
	2015	2014	2015	2014
Net cash provided by operating activities	$410	$266	$353	$247
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(53)	(54)	(86)	(84)
Net cash used in operating activities from discontinued operations	(4)	2	(8)	(12)

Adjusted net cash provided by (used in) operating activities – continuing operations	467	318	447	343
Purchases of property and equipment – continuing operations	(175)	(242)	(359)	(523)

Adjusted free cash flow – continuing operations	$292	$76	$88	$(180)

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #3 – Reconciliation of Outlook Adjusted EBITDA to

Outlook Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

for the Year Ending December 31, 2015

(Unaudited)

(Dollars in millions)	Q3 2015		2015
	Low	High	Low	High
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$3	$50	$(14)	$81
Less: Net (income) attributable to noncontrolling interests	(55)	(65)	(190)	(210)
Loss from discontinued operations, net of tax	(2)	—	(5)	—

Income from continuing operations	60	$115	$181	$291
Income tax expense	(25)	(50)	(40)	(90)

Income from continuing operations, before income taxes	85	$165	$221	$381
Interest expense, net	(245)	(235)	(900)	(880)

Operating income	330	$400	$1,121	$1,261
Impairment and restructuring charges, acquisition-related costs and litigation costs and settlements(a)	—	—	(239)	(239)
Depreciation and amortization	(220)	(200)	(865)	(825)

Adjusted EBITDA	$550	$600	$2,225	$2,325

Net operating revenues	$4,650	$4,850	$18,100	$18,500

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	11.8%	12.4%	12.3%	12.6%

(a)	Company does not forecast impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #4 – Reconciliation of Outlook Adjusted EBITDA to

Outlook Normalized Income from Continuing Operations

for the Year Ending December 31, 2015

(Unaudited)

(Dollars in millions)	Q3 2015		2015
	Low	High	Low	High
Adjusted EBITDA	$550	$600	$2,225	$2,325
Depreciation and amortization	(220)	(200)	(865)	(825)
Interest expense, net	(245)	(235)	(900)	(880)

Income (loss) from continuing operations before income taxes	85	$165	$460	$620
Income tax (expense) benefit	(25)	(50)	(135)	(185)

Normalized income (loss) from continuing operations	60	$115	$325	$435
Net (income) attributable to noncontrolling interests	(55)	(65)	(190)	(210)

Net income (loss) attributable to common shareholders	$5	$50	$135	$225

Fully diluted weighted average shares outstanding (in millions)	102	102	102	102
Normalized fully diluted earnings per share – continuing operations	$0.05	$0.49	$1.32	$2.21

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #5 – Reconciliation of Outlook Adjusted Free Cash Flow

for the Year Ending December 31, 2015

(Dollars in millions)	2015
	Low	High
Net cash provided by operating activities	$1,119	$1,229
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(a)	(86)	(86)
Net cash used in operating activities from discontinued operations	(20)	(10)

Adjusted net cash provided by operating activities – continuing operations	$1,225	$1,325
Purchases of property and equipment – continuing operations	(1,000)	(900)

Adjusted free cash flow – continuing operations	$225	$425

(a)	Company does not forecast impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements